Exhibit 99.1
Reynolds American Inc.
P.O. Box 2990
Winston-Salem, NC 27102-2990

CONTACT:	Investors:	Media:			RAI 2008-19
	Morris Moore	Jan Smith	OR	Maura Payne
	Reynolds American	Reynolds Tobacco		Reynolds American
	(336) 741-3116	(336) 741-6995		(336) 741-6996
RAI Announces Restructuring Charges and Workforce Reduction Following Business Analysis;
R.J. Reynolds Makes Modification to Portfolio Strategy

Key Changes and Charges at a Glance
o	New growth and innovations organization being established

o	R.J. Reynolds’ Camel and Pall Mall remain as growth brands; Kool designated as a support brand

o	An approximate $90 million pretax restructuring charge in third quarter 2008

o	About 570 job eliminations at RAI headquarters and R.J. Reynolds’ Winston-Salem-based facilities
•	More than 40 percent matched with employees who asked to be considered for job elimination

•	Job eliminations equal 16 percent of total RAI headquarters and R.J. Reynolds’ Winston-Salem workforce
o	Impact of charges and cost reductions on RAI full-year earnings to be addressed in third-quarter earnings announcement
WINSTON-SALEM, N.C. – Sept. 9, 2008 – Reynolds American Inc. (NYSE: RAI) announced restructuring charges today related to changes planned in the organizational structures at RAI and its largest subsidiary, R.J. Reynolds Tobacco Company. The companies will be streamlining non-core business processes and programs to allocate additional resources to strategic growth initiatives, and Reynolds Tobacco is making a modification to its brand-portfolio strategy.
“As we invest in growth to expand the business base of our operating companies to innovative new tobacco products, we continually review our plans to support that strategy and to strengthen performance in a changing marketplace,” said Susan M. Ivey, RAI’s chairman, president and chief executive officer. “We are intent on operating our businesses as efficiently as possible to focus our resources on growth priorities, while aligning our plans, processes and cost structures with the competitive and external environment.”
RAI will record a pretax third-quarter restructuring charge of approximately $90 million, or about $55 million after tax. The $90 million charge represents severance, benefits and related costs.
Reductions in the RAI and R.J. Reynolds Tobacco workforces will generate savings of about $100 million by year-end 2010, with annualized savings of about $55 million thereafter.
Management’s Perspective
“In August, Reynolds American and R.J. Reynolds Tobacco began a comprehensive business analysis as the latest step in our ongoing process of evaluating the best ways to continue improving the performance, efficiency and competitive position of each company,” said Ivey. “Both companies reviewed all their business plans and activities – with RAI focused on enhancing innovation and strategic insight across its operating companies, and R.J. Reynolds focused on freeing up additional resources to invest in growth by seizing opportunities to become faster, more flexible and efficient.”
Through the business analysis, Reynolds American and Reynolds Tobacco identified various ways to simplify programs and processes, reduce complexity and improve productivity across their organizations.
“Continued success demands that we fully align our plans, programs and people behind the things that matter most to our future performance,” said Daniel M. Delen, chairman, president and chief executive officer of R.J. Reynolds. “The steps we are taking support R.J. Reynolds’ ongoing evolution to a ‘total tobacco’ business model that includes both cigarettes and innovative smokeless tobacco products.
“Simplifying and discontinuing activities results in significant job eliminations, and has involved many difficult and painful decisions. We deeply regret the personal impact on employees whose jobs are eliminated; and we are providing generous severance benefits to help with their transitions,” Delen said.
Key Initiatives at Reynolds American
The following changes are designed to enhance growth and efficiency at RAI operating companies, as well as the parent company’s strategic oversight role:
•	Reynolds American is creating a new growth and innovations organization, which will focus on innovation, consumer and market insights, competitive assessment and maximizing trademark equity across RAI’s operating companies. RAI operating companies make and market leading national tobacco brands across most major tobacco-product categories, and Reynolds American plans to capitalize on the collective expertise and insights about adult tobacco consumers across its operating companies.
•	The R.J. Reynolds Global Products, Inc. (GPI) subsidiary of RAI was not part of the business analysis, but separately undertook a review of its strategic focus and resource allocation. As a result, several of GPI’s current activities will be reassigned to other RAI operating companies by year-end.

Key Changes at R.J. Reynolds Tobacco Company
R.J. Reynolds will continue to enhance the efficiency of its cigarette business while evolving its business base to include innovative smoke-free tobacco products. In addition:
•	The company is modifying its portfolio strategy by designating its premium menthol Kool brand from a growth brand to a support brand. R.J. Reynolds will focus Kool’s future marketing and promotional support to geographic areas where the brand demonstrates strong consumer appeal.
•	R.J. Reynolds is refocusing its investment in the premium menthol category on the Camel brand, which today is primarily known for its non-menthol styles. The company believes that Camel’s strength provides significant opportunities in the expanding premium-priced menthol category, in which the brand currently has a small but growing position. Camel has long been the company’s primary growth brand, based on the strength of its unique positioning and product line, taste signature and innovative marketing approach.
•	R.J. Reynolds has also launched other cost and complexity reduction initiatives that include supply-chain efficiencies, streamlining of processes and support functions, and additional outsourcing of non-core activities.
Workforce Reduction
Approximately 570 full-time jobs within RAI and R.J. Reynolds will be eliminated, which represents about 16 percent of those two companies’ Winston-Salem-based workforce and about 10 percent of the two companies’ U.S. workforce. About 44 percent of those job eliminations were matched with employees who had expressed interest in leaving the companies through a survey. The majority of the job eliminations will occur between third quarter 2008 and year-end 2009, with a few transitions extending into 2010.
Employees of Conwood and Santa Fe Natural Tobacco Company, as well as R.J. Reynolds’ production associates and trade marketing personnel outside Winston-Salem, were not included in the business analysis or impacted by these job eliminations.
RAI and R.J. Reynolds employees whose jobs are eliminated will be eligible for outplacement assistance and severance benefits, which are based on salary and length of service. These salary and benefits continuation programs provide two weeks’ base pay for every year of service, with a minimum of 13 weeks’ pay and a maximum of 78 weeks.
2008 Outlook
In late July, RAI announced that it expected full-year 2008 earnings (excluding the gain from the termination of a joint venture) to be consistent with prior-year results. The company is evaluating the potential impact of the restructuring, as well as other changes in business programs and related potential cost savings, on 2008 performance and will provide an update when it issues third-quarter 2008 results. Reynolds Tobacco is also reviewing the value of its Kool trademark; if the analysis results in any impairment, RAI will include that impact in its third-quarter 2008 results.

RISK FACTORS
Statements included in this news release that are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements regarding RAI’s future performance and financial results inherently are subject to a variety of risks and uncertainties, described in the forward-looking statements. These risks and uncertainties include:
•	the substantial and increasing regulation and taxation of tobacco products, including the possible regulation of tobacco products by the FDA and a possible increase in the federal excise tax on tobacco products;

•	the possibility of further restrictions or bans on the use of certain flavorings, including menthol, or flavor descriptors in tobacco products;

•	various legal actions, proceedings and claims relating to the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of tobacco products that are pending or may be instituted against RAI or its subsidiaries;

•	the potential difficulty of obtaining bonds as a result of litigation outcomes;

•	the substantial payment obligations and limitations on the advertising and marketing of cigarettes under the MSA;

•	the continuing decline in volume in the domestic cigarette industry and RAI’s dependence on the U.S. cigarette industry;

•	concentration of a material amount of sales with a single customer or distributor;

•	competition from other manufacturers, including any new entrants in the marketplace;

•	increased promotional activities by competitors, including deep-discount cigarette brands;

•	the success or failure of new product innovations and acquisitions;

•	the responsiveness of both the trade and consumers to new products, marketing strategies and promotional programs;

•	the ability to achieve efficiencies in manufacturing and distribution operations, including outsourcing functions, without negatively affecting sales;

•	the reliance on a limited number of suppliers for certain raw materials;

•	the cost of tobacco leaf and other raw materials and other commodities used in products, including future market pricing of tobacco leaf, which could adversely impact inventory valuations;

•	the effect of market conditions on foreign currency exchange rate risk, interest rate risk and the return on corporate cash;

•	declining liquidity in the financial markets;

•	the impairment of goodwill and other intangible assets, including trademarks;

•	the effect of market conditions on the performance of pension assets or any adverse effects of any new legislation or regulations changing pension expense accounting or required pension funding levels;

•	the substantial amount of RAI debt;

•	the rating of RAI’s securities;

•	any restrictive covenants imposed under RAI’s debt agreements;

•	the possibility of fire, violent weather and other disasters that may adversely affect manufacturing and other facilities;

•	the significant ownership interest of B&W, RAI’s largest shareholder, in RAI and the rights of B&W under the governance agreement;

•	the expiration of the standstill provisions of the governance agreement; and

•	the potential existence of significant deficiencies or material weaknesses in internal control over financial reporting that may be identified during the performance of testing required under Section 404 of the Sarbanes-Oxley Act of 2002.
Due to these uncertainties and risks, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as provided by federal securities laws, RAI is not required to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
ABOUT US
Reynolds American Inc. (NYSE: RAI) is the parent company of R.J. Reynolds Tobacco Company; Conwood Company, LLC; Santa Fe Natural Tobacco Company, Inc; and R.J. Reynolds Global Products, Inc.
•	R.J. Reynolds Tobacco Company is the second-largest U.S. tobacco company. The company’s brands include five of the 10 best-selling cigarettes in the United States: Camel, Kool, Pall Mall, Winston and Doral.

•	Conwood Company, LLC is the nation’s second-largest manufacturer of smokeless tobacco products. Its leading brands are Kodiak, Grizzly and Levi Garrett. Conwood also sells and distributes a variety of tobacco products manufactured by Lane, Limited, including Winchester and Captain Black little cigars, and Bugler roll-your-own tobacco.

•	Santa Fe Natural Tobacco Company, Inc. manufactures Natural American Spirit cigarettes and other additive-free tobacco products, and manages and markets other super-premium brands.

•	R.J. Reynolds Global Products, Inc., directly or through others, manufactures, sells and/or distributes American-blend cigarettes, including Natural American Spirit, and other tobacco products to a variety of customers in selected markets outside the United States.
Copies of RAI’s news releases, annual reports, SEC filings and other financial materials are available at www.ReynoldsAmerican.com.
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